UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2010

KULICKE AND SOFFA INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1005 Virginia Drive, Fort Washington, PA	19034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Bruno Guilmart succeeded C. Scott Kulicke as chief executive officer of Kulicke and Soffa Industries, Inc. (the “Company”) on October 1, 2010.  Mr. Kulicke’s last day as chief executive officer of the Company was September 30, 2010 and his last day of employment was October 9, 2010.

On October 7, 2010, the Company entered into a letter agreement (the “Letter”) with Mr. Kulicke, which describes certain arrangements with Mr. Kulicke related to his retirement.

Mr. Kulicke will receive his earned but unpaid base salary through October 9, 2010, and a cash incentive payment, if earned, under the Company’s Officer Incentive Compensation Plan for the Company’s fourth fiscal quarter ended October 2, 2010. There will be no changes to the terms of his outstanding equity awards.  Mr. Kulicke will receive deferred cash payments equal to the difference, if any, between (i) the fair market value of the shares of common stock of the Company to which he would have been entitled pursuant to the performance share unit awards granted to him in 2008 and 2009 had he remained employed through June 30, 2011 and (ii) the fair market value of the shares of common stock of the Company actually received by him pursuant to such awards.  The deferred cash payments, if any, will be paid in February 2012 and July 2011, respectively.  June 30, 2011 was Mr. Kulicke’s announced targeted retirement date.  The deferred cash payments, incentive compensation payment and performance-based equity awards will remain subject to the Company’s Policy on Recovery of Previously Paid Compensation.

On October 7, 2010, the Company also entered into a Consulting Agreement (the “Consulting Agreement”) with Mr. Kulicke pursuant to which he has agreed to provide further assistance in transitioning to a new chief executive officer.  The Consulting Agreement was effective on October 11, 2010 and continues for a period of 36 months.  Under the Consulting Agreement, Mr. Kulicke will receive $22,916 per month and an additional amount each month equal to the premiums payable by Mr. Kulicke for continued medical, dental and prescription coverage for the 36 month period.  The Company has the option of paying this amount directly to the insurers.  Mr. Kulicke will also be subject to customary confidentiality, non-competition and non-solicitation provisions.

The summary of the terms of the Letter and the Consulting Agreement are qualified in their entirety by reference to the actual terms of the agreements, which are included as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement by and between Kulicke and Soffa Industries, Inc. and C. Scott Kulicke dated as of October 7, 2010.

10.2	Consulting Agreement by and between Kulicke and Soffa Industries, Inc. and C. Scott Kulicke dated as of October 7, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 12, 2010

KULICKE AND SOFFA INDUSTRIES, INC.

By:	/s/ David J. Anderson
Name:	David J. Anderson
Title:	Vice President and General
Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement by and between Kulicke and Soffa Industries, Inc. and C. Scott Kulicke dated as of October 7, 2010.

10.2	Consulting Agreement by and between Kulicke and Soffa Industries, Inc. and C. Scott Kulicke dated as of October 7, 2010.